UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

Commission File Number: 000-56142

Everything Blockchain, Inc.
(Exact name of registrant as specified in charter)

Florida	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12574 Flagler Center Blvd, Suite 101 Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

 (904) 454-2111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain,” “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a) Resignation of Michael W. Hawkins

On June 14, 2024, Michael W. Hawkins, Chairman of the Board, resigned as Director of the Company, effective immediately. Mr. Hawkins’ resignation was not the result of any disagreement between him and the Company, Board of Directors or any committee of the Board of Directors of the Company on any matter.

b) Appointment of Richard C. Schaeffer

On June 17, 2024, the Board of Directors of the Company elected to appoint Mr. Richard C. Schaeffer as the Company’s Chairman of the Board to fulfill the position following the resignation of Mr. Hawkins.

Mr. Schaeffer was appointed as a Director of the Company on September 21, 2021. Mr. Schaeffer serves as chairman of the Compensation, Nomination and Risk Committees and is a member of the Audit Committee. Mr. Schaeffer has almost 50 years in the Information Security, Cyber Security, and Intelligence space. Mr. Schaeffer is a former Senior Executive with the National Security Agency (NSA), where he held many positions. Since retiring in 2010, Mr. Schaeffer has continued to pursue his passion for improving the security of U.S. and partner interests in the cyber domain. He started a private consulting firm, Riverbank Associates, LLC, located in Severna Park, Maryland, bringing visionary leadership, management, and technical experience to his clients’ challenges. His client base includes a full range of private sector companies, from small start-ups to mid-size companies, to large system integrators and commercial businesses. He serves on the advisory boards of a number of government, private sector and non-profit companies and organizations. He also serves as an Outside Director on the boards of three companies addressing the concern of foreign investment and control over elements of foreign owned companies providing products and services to classified U.S. Government clients. He remains a strong advocate in the area of cyber education and training, believing that the Nation’s future in the complex world of cyberspace depends upon a corps of professionals who are well equipped to deal with a rapidly changing technology and threat environment. Throughout his career, Mr. Schaeffer has been recognized for his vision, leadership, and commitment to excellence. He is known for his strategic thinking, ability to build cohesive teams, political savvy, technical competence, extensive network of cyber and intelligence professionals, and ability to communicate complex topics to any audience.

Item 9.01 Financial Statements and Exhibits.

d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: June 20, 2024	By:	/s/ Toney E. Jennings
Toney E. Jennings
Chief Executive Officer

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